Exhibit 99.1

Vaxart Announces Second Quarter 2018 Financial Results

and Corporate Update

SOUTH SAN FRANCISCO, Calif., August 9, 2018 – Vaxart, Inc., a clinical-stage biotechnology company developing oral recombinant vaccines that are administered by tablet rather than by injection, today announced financial results for the second quarter ended June 30, 2018 and provided a corporate update.

“We are encouraged by the recent publications in Vaccine and the Journal of Clinical Investigation Insight recognizing the unique ability of our oral recombinant vaccines to elicit both systemic and mucosal immune responses, further validating the value of our proprietary platform,” said Wouter Latour, M.D., chief executive officer of Vaxart. “Our team is fully focused on advancing our vaccine programs, and we are on track to initiate our Phase 1 norovirus bivalent study and Phase 2 norovirus challenge study later this year.”

Second Quarter 2018 and Recent Highlights:

Corporate:

•        On May 31, 2018, the Company presented additional data on the previously disclosed Phase 1 norovirus vaccine trial in a poster presentation at the American Society of Microbiology 2018.  As described in the poster, the Vaxart GI.1 norovirus tablet vaccine generated IgG and IgA antibodies in serum that were highly cross-reactive against other GI genotypes, specifically GI.3 and GI.4.

•        On June 4, 2018, Vaxart reported the topline results from a Phase 2 clinical trial evaluating teslexivir, a small-molecule antiviral for the treatment of condyloma that Vaxart obtained in the acquisition of Aviragen earlier in 2018, in which the primary efficacy endpoint was not achieved.

•        On June 27, 2018, the Company announced the publication of preclinical results from its oral F-protein based Respiratory Syncytial Virus (RSV-F) vaccine in Vaccine. As described in the article, the oral RSV-F vaccine candidate provided complete sterilizing protection against RSV infection in the cotton rat challenge model at the target dose.

•        On July 12, 2018, Vaxart announced the publication of the comprehensive results of the previously disclosed Phase 1 clinical trial with its norovirus oral tablet vaccine in the Journal of Clinical Investigation Insight. As reported in the article, the vaccine generated robust systemic and mucosal immune responses, including mucosal IgA, memory B cells, and serum blocking antibody titers (BT50), all potential correlates of protection.

Second Quarter 2018 Financial Results

•        Vaxart ended the quarter with cash and cash equivalents of $23.9 million compared to $17.5 million at March 31, 2018. The increase was primarily due  to $12.0 million received from royalty payments offset by cash used in operations.

•        Revenue for the quarter was $0.6 million compared to $1.9 million in the second quarter of 2017. The decrease was due to lower revenues from the contract with HHS BARDA, where activities are winding down.

•        Research and development expenses were $5.0 million for the quarter compared to $4.3 million for the second quarter of 2017. The increase was due to additional personnel, amortization of intangibles and clinical trial costs resulting from the merger with Aviragen, offset by lower expenditures on the HHS BARDA activities and Vaxart’s norovirus Phase 1 clinical trial.

•        General and administrative expenses were $1.8 million for the quarter compared to $0.7 million for the second quarter of 2017. The increase was due to the additional costs of being a public company, including the costs of additional personnel and higher legal and other services.

•         During the quarter, Vaxart recognized an impairment charge of $1.6 million resulting from the write-off of the teslexivir intangible asset acquired in the merger with Aviragen.

About Vaxart

Vaxart is a clinical-stage biotechnology company focused on developing oral recombinant protein vaccines based on its proprietary oral vaccine platform. Vaxart’s vaccines are designed to generate broad and durable immune responses that protect against a wide range of infectious diseases and may also be useful for the treatment of chronic viral infections and cancer. Vaxart’s vaccines are administered using a convenient room temperature-stable tablet, rather than by injection. Vaxart believes that tablet vaccines are easier to distribute and administer than injectable vaccines, and have the potential to significantly increase vaccination rates. Vaxart’s development programs include oral tablet vaccines that are designed to protect against norovirus, seasonal influenza and respiratory syncytial virus (RSV), as well as a therapeutic vaccine for human papillomavirus (HPV). For more information, please visit www.vaxart.com.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, prospects, plans and objectives, results from preclinical and clinical trials, commercialization agreements and licenses, beliefs and expectations of management are forward-looking statements. These forward-looking statements may be accompanied by such words as “believe,” “could,” “potential”, “will” and other words and terms of similar meaning. Examples of such statements include, but are not limited to, statements relating to the Vaxart’s ability to develop and commercialize its product candidates and clinical results and trial data. Vaxart may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Vaxart makes, that Vaxart’s product candidates may not be approved by the FDA or non-U.S. regulatory authorities; that, even if approved by the FDA or non-U.S. regulatory authorities, Vaxart’s product candidates may not achieve broad market acceptance; and the risks described in the “Risk Factors” sections of Vaxart’s Quarterly Reports filed on Form 10-Q and of Vaxart’s other periodic reports filed with the SEC. Vaxart does not assume any obligation to update any forward-looking statements, except as required by law.

# # #

CONTACT:

Carl Mauch

Stern Investor Relations

212-362-1200

vaxart@sternir.com

Vaxart, Inc. Condensed Consolidated Balance Sheets (In thousands)
	June 30, 2018	December 31, 2017
	(Unaudited)	(1)
Assets
Cash and cash equivalents	$23,921	$1,571
Short-term investments	—	1,415
Accounts receivable	561	630
Prepaid and other current assets	1,021	137
Property and equipment, net	1,034	730
Intangible assets, net	21,222	40
Total Assets	$47,759	$4,523

Liabilities and stockholders’ equity (deficit)
Accounts payable	$1,449	$1,390
Accrued and other current liabilities	2,528	1,605
Liability related to sale of future royalties	17,066	—
Secured promissory note	4,363	4,968
Convertible promissory notes, related party	—	35,282
Total liabilities	25,406	43,245
Stockholders’ equity (deficit)	22,353	(38,722)
Total liabilities and stockholders’ equity (deficit)	$47,759	$4,523

(1)   Derived from the audited financial statements of Vaxart Biosciences, Inc. for the year ended December 31, 2017, included on the Form 8-K/A filed with the Securities and Exchange Commission on April 2, 2018.

Vaxart, Inc. Condensed Consolidated Statements of Operations (In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenue	$608	$1,854	$2,111	$4,164
Operating expenses:
Research and development	5,012	4,324	8,420	$8,203
General and administrative	1,771	653	3,781	1,331
Impairment of intangible assets	1,600	—	1,600	—
Total operating expenses	8,383	4,977	13,801	9,534
Loss from operations	(7,775)	(3,123)	(11,690)	(5,370)
Bargain purchase gain	(328)	—	6,660	—
Other income and expenses, net	(767)	(415)	(1,498)	(694)
Provision for income taxes	(1)	—	(29)	—
Net loss	$(8,871)	$(3,538)	$(6,557)	$(6,334)
Net loss attributable to common shareholders	$(8,871)	$(4,256)	$(6,896)	$(7,762)
Net loss per common share, basic and diluted	$(1.24)	$(31.37)	$(1.26)	$(57.22)
Shares used in computing net loss per share, basic and diluted	7,141,189	135,658	5,477,265	135,658

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